Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 15, 2021, relating to the financial statements of Peridot Acquisition Corp. III which is  contained  in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 14, 2021